UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 7, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure required by this Item 1.01 is set forth under Item 2.03 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 7, 2007, Penn Virginia Resource Partners, L.P. (“PVR”), Penn Virginia Operating Co., LLC (the “Operating Company”) and the Operating Company’s subsidiaries entered into a Fourth Amendment (the “Amendment”) to the Amended and Restated Credit Agreement, as amended, dated March 3, 2005, among the Operating Company, the Guarantors (as such term is defined in the Credit Agreement) party thereto, PNC Bank, National Association, as Administrative Agent and the other Lenders (as such term is defined in the Credit Agreement) party thereto (the “Credit Agreement”).

The Amendment provides that: (i) the Operating Company, or its subsidiaries, are permitted to engage in the business of harvesting and managing timberlands and (ii) the Revolving Credit Commitments (as such term is defined in the Credit Agreement) are increased from $300 million to $450 million.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Amendment herein is qualified by reference to the text of Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated September 7, 2007, among Penn Virginia Operating Co., LLC, the Guarantors party thereto, PNC Bank, National Association, as Administrative Agent and the other Lenders party thereto, and in their stated capacities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2007

Penn Virginia Resource Partners, L.P.
By:	Penn Virginia Resource GP, LLC
its general partner

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Vice President, General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated September 7, 2007, among Penn Virginia Operating Co., LLC, the Guarantors party thereto, PNC Bank, National Association, as Administrative Agent and the other Lenders party thereto, and in their stated capacities.